UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2016 (April 11, 2016)

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11504	52-1401755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, the Board of Directors (the “Board”) of Champions Oncology, Inc. (the “Company”) appointed Dr. Philip Breitfeld to the Board.

Dr. Breitfeld has more than 30 years of experience in oncology. His appointment will further the Company’s efforts to accelerate growth and increase the adoption of its technology platform.

Dr. Breitfeld was most recently Global Vice President at Quintiles, responsible for the Therapeutic Centers of Excellence. Prior to that, he led the Oncology Center of Excellence at Quintiles where he worked with many large, mid-size and emerging biopharmaceutical firms. He held senior clinical development positions at Merck KGaA (EMD Serono in the US), where he led oncology development in the US, and at BioCryst, where he led oncology development and was Associate Chief Medical Officer. Prior to his career in industry, he held academic positions at Harvard, University of Massachusetts, Indiana University, and Duke. He has approximately 50 publications in the literature dealing with basic cell and molecular biology, and translational and clinical oncology. He was trained in Pediatric Hematology/Oncology at the Dana-Farber Cancer Institute, was a visiting scientist at the Whitehead Institute at MIT, received his medical degree (MD) from the University of Rochester, and his undergraduate degree (AB in chemistry) from Princeton.

The Board has determined that Dr. Breitfeld satisfies the definition of “independent director” and the requirements for service on the Company’s Board under the Nasdaq listing standards.

Item 8.01	Other Events

As stated in our Form 8-K filed on October 29, 2015, on October 28, 2015 we received a notification letter from Nasdaq confirming our notification to Nasdaq of our non-compliance with Nasdaq Marketplace Rule 5605(b)(1)(A), which requires that our Board consist of a majority of independent directors.  Such non-compliance occurred when a former director of ours did not stand for re-election.  Now, as a result of Mr. Breitfeld’s appointment to the Board, the Company has regained compliance with such Nasdaq rule.

The Company’s press release describing the events referenced above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.

99.1	Press release dated April 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: April 13, 2016	By:	/s/ Joel Ackerman
Joel Ackerman Chief Executive Officer